Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

SOMAXON PHARMACEUTICALS, INC.

March 6, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of the Special Meeting, Proxy Statement/Prospectus and Proxy Card

are available at https://materials.proxyvote.com/834453

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 00030030030000000000 5

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN
	1.	Adoption of the Merger Agreement: Consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of December 10, 2012 (as it may be amended from time to time prior to the date hereof, the “merger agreement”), by and among Pernix Therapeutics Holdings, Inc., a Maryland corporation, Pernix Acquisition Corp. I, a Delaware corporation, and Somaxon Pharmaceuticals, Inc., a Delaware corporation and the merger contemplated by the merger agreement.	☐	☐	☐

2.

Adjournment of the Somaxon Special Meeting: Consider and vote upon a proposal to approve adjournment of the Somaxon special meeting, if necessary or appropriate in the view of the Somaxon board of directors, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.

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3.

Advisory (Non-Binding) Vote on Executive Compensation:

Consider and vote upon a proposal to approve on an advisory (non-binding) basis, the compensation to be paid to Somaxon’s named executive officers that is based on or otherwise relates to the merger.

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Please note that if you do not submit a valid proxy and do not vote in person at the special meeting of stockholders, this has the same effect as a vote AGAINST adoption of the merger agreement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED
STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

If registrations of your shares are not identical, you may receive more than one set of proxy materials. Please complete and return all proxy cards you receive. If you wish to vote or direct a vote on all matters as the Board of Directors recommends, please sign, date and return this proxy card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this proxy card.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

☐	¢

SOMAXON PHARMACEUTICALS, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

March 6, 2013

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Richard W. Pascoe and Matthew W. Onaitis, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend and vote all shares of common stock of the undersigned in Somaxon Pharmaceuticals, Inc. at the special meeting of stockholders to be held on March 6, 2013, at 9:00 a.m., local time, at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, CA 92130, and at any and all adjournments or postponements thereof, upon the matters designated on the reverse side, as more fully set forth in the proxy statement/prospectus, and for the transaction of such other business as may properly come before the special meeting and any adjournments or postponements thereof. The undersigned hereby revokes any previously submitted proxy by the undersigned for the matters to be voted on at the special meeting and acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus.

(Continued and to be signed on the reverse side)

¢	14475	¢